                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. _____ )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-17

                                  KEVCO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                                   KEVCO, INC.
                     1300 SOUTH UNIVERSITY DRIVE, SUITE 200
                          FORT WORTH, TEXAS 76107-5734

Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of Kevco, Inc. to be held at 10:00 a.m., local time, on June 16, 2000, at the Marriott Courtyard, 3150 Riverfront Drive, Fort Worth, Texas 76107.

         The matters expected to be acted upon at the meeting are described in the accompanying notice of annual meeting of shareholders and proxy statement. We believe that a favorable vote on each of these matters is in your best interests and recommend a vote "FOR" each such matter.

         Your vote is important, whether or not you plan to attend the meeting. Accordingly, please take a moment now to complete, sign, date and return your proxy in the enclosed envelope.

         I look forward to seeing you at the meeting.

                                            Very truly yours,



                                            /s/ JOSEPH P. TOMCZAK
                                            JOSEPH P. TOMCZAK
                                            Executive Vice President and Chief
                                            Financial Officer

                                   KEVCO, INC.
                     1300 SOUTH UNIVERSITY DRIVE, SUITE 200
                          FORT WORTH, TEXAS 76107-5734

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 16, 2000

         The annual meeting of shareholders of Kevco, Inc. will be held at 10:00 a.m., local time, on June 16, 2000, at the Marriott Courtyard, 3150 Riverfront Drive, Fort Worth, Texas 76107. The items of business are:

          o    Election of directors

          o    Ratification of independent auditors

         Only shareholders of record at the close of business on May 17, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof. A list of shareholders entitled to vote at the meeting will be available for your inspection, for any purpose relevant to the meeting, during the meeting and during normal business hours for 10 days prior to the meeting at our principal office. The terms "we," "our" and "company," when used throughout this notice and the accompanying proxy statement, refer to Kevco, Inc.

     We believe that a favorable vote on each of these matters is in your best interests and recommend a vote "FOR" each matter. Your vote is very important regardless of the number of shares you own.

         WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                            Very truly yours,



                                            /s/ JOSEPH P. TOMCZAK
                                            JOSEPH P. TOMCZAK
                                            Executive Vice President and Chief
                                            Financial Officer


                                TABLE OF CONTENTS

                                                                               PAGE
GENERAL INFORMATION.............................................................1

Location........................................................................1

Record Date; Stock Entitled to Vote.............................................1

Quorum; Abstentions.............................................................1

Voting; Required Votes..........................................................1

Voting by Proxy; Revocation of Proxies..........................................1

Other Business..................................................................2

Proxy Solicitation..............................................................2

No Dissenters' or Appraisal Rights..............................................2

ELECTION OF DIRECTORS...........................................................3

Board of Directors Meetings and Committees......................................5

Director Compensation...........................................................6

Security Ownership of Certain Beneficial Owners.................................6

EXECUTIVE OFFICERS..............................................................8

Security Ownership of Management................................................8

Report of the Compensation Committee on Executive Compensation.................10

Compensation Committee Interlocks and Insider Participation....................11

Summary Compensation Table.....................................................11

Option Grants..................................................................12

Year-End Option Values.........................................................13

Employment Agreements..........................................................13

Certain Relationships and Related Transactions.................................14

Stock Performance Chart........................................................15

Section 16(a) Beneficial Ownership Reporting Compliance........................16

RATIFICATION OF INDEPENDENT AUDITORS...........................................16

SHAREHOLDER PROPOSALS..........................................................17

ADDITIONAL INFORMATION.........................................................17

                                   KEVCO, INC.

                                 PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 16, 2000

                               ------------------

                               GENERAL INFORMATION

LOCATION

         We will hold the 2000 annual meeting of shareholders at 10:00 a.m., local time, on June 16, 2000, at the Marriott Courtyard, 3150 Riverfront Drive, Fort Worth, Texas 76107. This proxy statement and the accompanying form of proxy are being mailed beginning on or about May 22, 2000, to shareholders entitled to vote.

RECORD DATE; STOCK ENTITLED TO VOTE

         The record date for determining the shareholders entitled to notice of and to vote at the meeting is the close of business on May 17, 2000. Common stock is currently our only class of outstanding voting securities.

QUORUM; ABSTENTIONS

         The presence, in person or by proxy, at the meeting of holders of at least a majority of the issued and outstanding shares of common stock is necessary to constitute a quorum for the transaction of business. Each share represented at the meeting in person or by proxy will be counted toward a quorum. Abstentions and broker "non-votes" will be counted as present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of the proposals. A broker "non-vote" occurs when a nominee holding common shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

VOTING; REQUIRED VOTES

         A holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in his or her name on each matter that is properly presented to the shareholders for a vote at the meeting. In order to be elected a director, a nominee must receive a plurality of the votes of the holders of common stock entitled to vote at the meeting. "Plurality" means that the nominees who receive the largest number of votes cast are elected as directors.

VOTING BY PROXY; REVOCATION OF PROXIES

         Shares of common stock that are entitled to vote and are represented by a proxy properly signed and received at or prior to the meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated on such proxy. If a proxy is signed and returned without indicating any voting instructions, the shares of common stock represented by such proxy will be voted "FOR" each nominee.

         Any proxy given pursuant to this solicitation may be revoked by the person giving such proxy at any time before the shares represented by such proxy are voted at the meeting by:

          o    attending, and voting in person at, the meeting,

          o    giving notice of revocation of the proxy at the meeting, or

          o delivering to our Chief Financial Officer a written notice of revocation or a duly executed proxy relating to the same shares bearing a date later than the proxy previously executed.

         All written notices of revocation and other communications concerning revocation of proxies should be addressed as follows: Kevco, Inc., 1300 South University Drive, Suite 200, Fort Worth, Texas 76107-5734, Attention: Joseph P. Tomczak, Executive Vice President and Chief Financial Officer, and must be received before the taking of votes at the meeting.

OTHER BUSINESS

         We are not currently aware of any other business to be acted upon at the meeting. If, however, other matters are properly brought before the meeting, the persons appointed as proxies may vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the proxy.

PROXY SOLICITATION

         We will bear all proxy solicitation costs. In addition to solicitation by mail, we may solicit proxies by telephone, facsimile transmission, personally or otherwise through our officers and directors and a small number of our regular employees, none of whom will be specially compensated. We may also make arrangements with brokerage houses, banks, and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held of record by such persons, and we may reimburse them for their related out-of-pocket expenses.

NO DISSENTERS' OR APPRAISAL RIGHTS

         You will not be entitled to any right of appraisal or similar rights of dissenters with respect to any action to be taken at the meeting.

                              ELECTION OF DIRECTORS

         Our board is divided into three classes and consists of six directors with each class consisting of two directors, with the term of one class expiring each year and with the directors of each class, upon election, holding a three-year term. Each director serves until the annual meeting of shareholders in the year in which his term expires or until his successor is elected and qualified.

         Under the terms of our securities purchase agreement with Wingate Partners II, L.P., both the Kevco Partners Investment Trust (KPI Trust) and Jerry E. Kimmel, our former CEO, were each entitled to designate two members to our board. The KPI Trust is also required to use its commercially reasonable efforts to ensure the appointment and election of at least two independent directors to our board for a period of five years from the closing of the transaction on July 26, 1999.

         Following the closing, the following designees were appointed or, in the case of Mr. Kimmel's designees, retained as directors:


            The KPI Trust's designees:          Frederick B. Hegi, Jr.
                                                James A. Johnson

            Mr. Kimmel's designees:             Jerry E. Kimmel
                                                Richard Nevins

            Independent directors:              William L. Estes
                                                Peter B. McKee

         Messrs. Hegi and Kimmel, are in the class whose term of office expires in 2000. The board has nominated Messrs. Hegi and Kimmel for reelection as directors at the meeting, to serve for a three-year term expiring at our annual meeting of shareholders in 2003 or until their successors are elected and qualified.

         Each nominee has indicated his willingness to serve on the board if elected; however, in case either nominee shall become unavailable for election to our board for any reason, you can vote your proxy for a substitute nominee or nominees. Proxies cannot be voted for more than two nominees. The following sets forth information, as of the date of this proxy statement, as to the nominees and each director whose term of office will continue after the meeting, including their ages, present principal occupations, other business experience during the last five years, membership on committees of our board and directorships in other publicly-held companies.

                                                                                                 YEAR TERM
                                                                                                AS DIRECTOR
NAME                                                   AGE               POSITION                 EXPIRES
----                                                   ---               --------               -----------
Nominees for a three-year term ending in 2003:
   Frederick B. Hegi, Jr..........................      56    President, Chief Executive           2000
                                                              Officer and Chairman of the
                                                              Board
   Jerry E. Kimmel................................      62    Vice Chairman of the Board           2000
Continuing Directors:
   James A. Johnson...............................      46    Executive Vice President,            2001
                                                              Secretary and Director
   Richard Nevins.................................      52    Director                             2001
   William L. Estes...............................      52    Director                             2002
   Peter B. McKee.................................      61    Director                             2002

         Frederick B. Hegi, Jr. has served as Chairman of the Board since July 26, 1999. Mr. Hegi also currently serves as Chairman of the executive committee. Hegi also is the Chairman of United Stationers, Inc., a wholesale distributor of paper products and office supplies; Chairman of Loomis, Fargo & Co., an armored car service company; Chairman of Tahoka First Bancorp, Inc., a bank holding company; Chairman of Cedar Creek Bancshares, Inc., a bank holding company; a director of Pro Parts Xpress, Inc., a wholesale distributor of automotive parts; a director of Lone Star Technologies, Inc., a manufacturer of tubular products; and a director of Texas Capital Bancshares, Inc., a bank holding company. Mr. Hegi received his B.B.A. from Southern Methodist University, his M.B.A. from Harvard Business School and his Ph.D. from the University of Texas.

         James A. Johnson has served as a director since July 26, 1999. Mr. Johnson also currently serves on both the compensation committee and the executive committee. Mr. Johnson currently serves as a director of Pro Parts Xpress and of United Stationers. Mr. Johnson received his B.S. in industrial engineering from Stanford University and his M.B.A. from the Stanford Graduate School of Business.

         Jerry E. Kimmel is our founder and has spent his entire career in this industry. Mr. Kimmel has served as Vice Chairman of the Board since July 1999 and has served as a director since 1993. Mr. Kimmel also currently serves on the executive committee. From 1978 to July 1999, Mr. Kimmel served as President of Kevco. Mr. Kimmel also served as Chairman of the Board and Chief Executive Officer of the company from 1993 until July 1999. In 1992, Mr. Kimmel was inducted into the MH/RV Hall of Fame. Mr. Kimmel served as the Chairman of the Board of Governors of the Manufactured Housing Institute (MHI), a leading manufactured housing trade group, in 1983 and 1984, and has served in various other MHI board capacities.

         William L. Estes has served as a director of the company since September 21, 1999. Mr. Estes is currently a member of the audit committee and Chairman of the compensation committee. Mr. Estes is also currently President and Chief Executive Officer of Consolidated Container Holdings (CCC), a $700 million manufacturer and marketer of rigid plastic containers to the dairy, beverage, food, household chemical, automotive and industrial chemical sectors. Prior to joining CCC, Mr. Estes served as President and Chief Executive Officer of Suiza Packaging, a predecessor company to CCC. From November 1996 to February 1998, Mr. Estes served as President and Chief Operating Officer of McKesson Corporation's McKesson-Carrollton operations. From January 1994 to November 1996, Mr. Estes served in various capacities with FoxMeyer Corporation, a pharmaceutical distributor, most recently as President and Chief Operating Officer. FoxMeyer filed for protection under Chapter 11 of the U.S. Bankruptcy Code on August 27, 1996. Earlier Mr. Estes spent eight years with Pepsico, primarily in key operating positions within its Frito-Lay subsidiary. Mr. Estes received his B.A. in mechanical engineering from the University of Illinois and his M.B.A. from the Wharton School of Business.

         Peter B. McKee has served as a director of the company since September 21, 1999. Mr. McKee is currently a member of the compensation committee and Chairman of the audit committee. From May 1996 to June 1999, Mr. McKee served as the Senior Vice President and Chief Financial Officer of Allegiance Corporation, a $4.5 billion health care products supplier. From January 1994 to May 1996, Mr. McKee served as the Senior Vice President and Chief Financial Officer of FoxMeyer Corporation and was previously Chief Financial Officer of Swift Independent, a $4 billion meat processing and distribution company. FoxMeyer filed for protection under Chapter 11 of the U.S. Bankruptcy Code on August 27, 1996. Mr. McKee currently serves as a director of CurranCare, a healthcare consulting company. Mr. McKee received his B.S. in business administration from Northwestern University. Mr. McKee also attended the New York University Graduate School of Business.

         Richard Nevins has served as a director of the company since November 1996. Mr. Nevins also currently serves on both the audit committee and the compensation committee. Since July 1998, Mr. Nevins has served as Managing Director of Jefferies & Company, Inc., an investment banking firm. From 1992 to July 1998, Mr. Nevins served as President of Richard Nevins & Associates, a financial advisory firm. Mr. Nevins served as a director of Fruehauf Trailer Corporation from 1995 until October 1996. On October 7, 1996, Fruehauf filed for relief under

Chapter 11. During 1996, Mr. Nevins served as acting Chief Operating Officer and Chief Restructuring Officer for Sun World International, a California agricultural firm. From 1995 to 1996, Mr. Nevins served as a director of Ampex Corporation and from 1993 to 1995 he served as a director of The Actava Group (now Metromedia International Group). Mr. Nevins received his B.A. in Economics from the University of California, Riverside and his M.B.A. from Stanford Graduate School of Business.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

                                                             AUDIT      COMPENSATION    EXECUTIVE
NAME                                              BOARD    COMMITTEE      COMMITTEE     COMMITTEE
----                                              -----    ---------    ------------    ---------
Frederick B. Hegi, Jr......................         X*                                      X*
James A. Johnson...........................         X                         X             X
Jerry E. Kimmel............................         X                                       X
William L. Estes...........................         X         X               X*
Peter B. McKee.............................         X         X*              X
Richard Nevins.............................         X         X               X


------------

*Chairman

         Our business is managed under the direction of our board. Our board meets on a regularly scheduled basis to review significant developments affecting us and to act on matters requiring its approval. It also holds special meetings when an important matter requires action by the board between scheduled meetings. During 1999, our board met 10 times and acted by unanimous written consent 12 times. During 1999, each member of our board participated in all board and applicable meetings held during the period for which he was a director.

         Our board has three standing committees: the audit committee, the compensation committee and the executive committee. The functions of these committees, their current members, and the number of meetings held during 1999 are described below.

         Audit Committee. The audit committee was established to review the professional services and independence of our independent auditors and our accounts, procedures and internal controls. The audit committee recommends to the board the appointment of the firm selected to be our independent public accountants and monitors the performance of such firm; reviews and approves the scope of the annual audit; reviews and evaluates with the independent public accountants our annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on us that may be brought to its attention by management, the independent public accountants or our board; and evaluates all our public financial reporting documents. No member of the audit committee is also one of our officers or employees nor does any such member have any relationship with us which would interfere with the exercise of such member's independent judgment in carrying out such member's responsibilities as a member of the audit committee. The audit committee met twice and acted by written consent twice in 1999.

         Compensation Committee. The function of the compensation committee is to set the annual salaries, bonuses, option awards, and the overall compensation program for our officers and key employees. The compensation committee met once in 1999.

         Executive Committee. The executive committee meets as necessary when the board is not in session to exercise general control and supervision in all matters pertaining to the interests of the company, subject at all times to the direction of our board. The executive committee also serves as the nominating committee for the purpose of identifying, evaluating and recommending potential candidates for election to our board. The executive committee was formed on October 1, 1999 and has not yet convened a meeting.

DIRECTOR COMPENSATION

         During 1999, directors who were also our employees did not receive additional compensation for serving as directors. Each director who was not an employee received a fee of $1,000 for attendance at each board meeting and $500 for attendance at each board committee meeting (unless held on the same day as a board meeting). All directors were reimbursed for out-of-pocket expenses incurred in attending board and committee meetings, and for other out-of-pocket expenses incurred in their capacity as directors. In addition to these amounts, each director (excluding Messrs. Hegi, Johnson and Kimmel, the last of whom is compensated under the terms of his consulting agreement described below under the caption "Employment Agreements") receives $20,000 annually for service on the board, prorated for length of service.

         On July 26, 1999, we entered into a four-year consulting agreement with Jerry E. Kimmel providing for the payment of $210,000 annually for general consulting services. As of the same date we entered into monitoring and oversight and financial advisory agreements with Wingate Management Limited, L.L.C. (Wingate LLC). Under the monitoring and oversight agreement, we are required to pay Wingate LLC $41,667.00 per month for the first 24 months and thereafter an annual fee of $200,000 plus 2.4% of our pre-tax income for its management services. The financial advisory agreement requires us to pay Wingate LLC a cash fee ranging from 1% to 1.5% of the value of any "extraordinary transaction" we enter into. As defined by the financial advisory agreement, "extraordinary transactions" include any proposals for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or other similar transaction involving the company. Messrs. Hegi and Johnson are principals of Wingate LLC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of the common stock by each person known by us to be the beneficial owner of more than five percent of the common stock as of the date of this proxy statement, calculated in accordance with rule 13d-3 under the Securities Exchange Act of 1933, as amended. Unless otherwise indicated, all persons listed in the table below have sole voting and investment power in respect of all shares shown as beneficially owned by them. However, as indicated by the notes following the table, certain shares are deemed to be beneficially owned by more than one person or entity as a result of the attribution of ownership among affiliated persons and entities. This table does not include shares of common stock that may be purchased pursuant to options not exercisable within 60 days of the date of this proxy statement.

                                                                   AMOUNT AND NATURE
            NAME AND ADDRESS OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
            ------------------------------------                -----------------------    ----------------
The Kevco Partners Investment Trust .......................            5,790,909(1)              45.8%
  c/o First Union Trust Company, N.A.
  One Rodney Square, Suite 102
  920 King Street
  Wilmington, Delaware 19801
  Attention:  Edward L. Truitt, Jr.

Frederick B. Hegi, Jr. ....................................            5,790,909(2)              45.8%
  750 North St. Paul Street, Suite 1200
  Dallas, Texas 75201

Jerry E. Kimmel............................................            3,744,760(3)              29.6%
  1300 South University Drive, Suite 200
  Fort Worth, Texas 76107

                                                                   AMOUNT AND NATURE
            NAME AND ADDRESS OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
            ------------------------------------                -----------------------    ----------------
Dimensional Fund Advisors, Inc.............................              587,900(4)               6.2%
  1299 Ocean Avenue, 77th Floor
  Santa Monica, California  90401

----------------

(1) Consists of 2,700,000 shares of common stock and 3,090,909 shares of common stock issuable upon exchange of the Tranche A Senior Subordinated Exchangeable Note in the principal amount of $17 million (Tranche A Note). Based on a statement on Schedule 13D filed with the Securities and Exchange Commission (SEC) on August 4, 1999, the KPI Trust has shared voting power and investment power in respect of all shares of common stock listed.

(2) Consists of 2,700,000 shares of common stock owned beneficially and of record by the KPI Trust and 3,090,909 shares of common stock issuable upon exchange of the Tranche A note. The KPI Trust is the beneficial and record owner of the Tranche A note. Based on a statement on
         Schedule 13D filed with the SEC on August 4, 1999, Mr. Hegi has shared voting power and investment power in respect of all shares of common stock listed. Mr. Hegi is the sole manager of the KPI Trust. Accordingly, Mr. Hegi may be deemed to own beneficially all of the shares of common stock owned beneficially and of record by the KPI Trust. Mr. Hegi has stated in certain filings with the SEC that he disclaims beneficial ownership of the shares listed.

(3) Excludes 626,386 shares of outstanding common stock and 15,299 shares of common stock issuable upon exercise of options beneficially owned by Mr. Kimmel's adult children and his brother. Mr. Kimmel disclaims beneficial ownership of such shares.

(4) Based on a Schedule 13G filed with the SEC on February 3, 2000, Dimensional Fund Advisors Inc. (DMA) has sole voting and dispositive power with respect to 587,900 shares. DMA is an investment advisor registered under the Investment Advisors Act of 1940. All of these shares are owned by several funds to which DMA serves as investment manager. DMA disclaims beneficial ownership of such shares.

                               EXECUTIVE OFFICERS

         Our executive officers serve at the discretion of the board and are chosen annually by the board. Set forth below are the names, ages and positions of our executive officers.

                NAME                     AGE                               POSITION
                ----                     ---                               --------
Frederick B. Hegi, Jr.............        56      President, Chief Executive Officer and Chairman of the
                                                  Board
James A. Johnson..................        46      Executive Vice President, Secretary and Director
Joseph P. Tomczak.................        44      Executive Vice President and Chief Financial Officer
Dan Russell Hardin................        41      President - Distribution Group
C. Lee Denham.....................        51      President - Sunbelt Wood Components Group

         Information concerning the business experience of Messrs. Hegi and Johnson is provided under "Election of Directors" above.

         Joseph P. Tomczak joined Kevco on January 17, 2000 as Executive Vice President and Chief Financial Officer. Before coming to Kevco, Mr. Tomczak was Vice President and Corporate Controller at Outboard Marine Corporation and prior to that held the same title at Alliant Foodservice, Inc., the second largest foodservice distribution company in America. He received his Masters of Management Degree from Northwestern University's Kellogg Graduate School of Management and his B.A. in Accounting and Business Administration from Augustana College. Mr. Tomczak is a C.P.A.

         Dan Russell Hardin has served as the President of the company's Distribution Group since July 1999. From 1998 to July 1999, Mr. Hardin served as Executive Vice President of the company. Mr. Hardin also served as the company's Vice President of Sales from 1995 to 1998. Prior to joining the company, Mr. Hardin served as the National Sales Manager of Service Supply Systems, a distribution company which we acquired in 1995. Mr. Hardin received his B.B.A. in business from the University of Georgia.

         C. Lee Denham currently serves as President of the Sunbelt Wood Components Group of the company. Mr. Denham founded Sunbelt Wood Components, Inc., a fabricated structural products company which we acquired in 1996. Mr. Denham received his B.B.A. in marketing from the University of Georgia.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the common stock as of the date of this proxy statement by: (1) each director; (2) our chief executive officer and the other four most highly compensated executive officers who were officers on December 31, 1999; and (3) all directors and such executive officers as a group. Unless otherwise indicated, all persons listed in the table below have sole voting and investment power in respect of all shares shown as beneficially owned by them. The inclusion of any shares for any shareholder in the table below is not an admission that such shareholder is, for any purpose, the beneficial owner of such shares. This table does not include shares of common stock that may be purchased pursuant to options not exercisable within 60 days of the date of this proxy statement. An asterisk denotes beneficial ownership of less than one percent of the shares of common stock deemed outstanding.

                                                                         AMOUNT AND NATURE         PERCENT
NAME OF BENEFICIAL OWNER                                              OF BENEFICIAL OWNERSHIP     OF CLASS
------------------------                                              -----------------------     --------
Frederick B. Hegi, Jr..........................................             5,790,909(1)            45.8%
Jerry E. Kimmel................................................             3,744,760(2)            29.6%
James A. Johnson...............................................                     0                 *

                                                                         AMOUNT AND NATURE         PERCENT
NAME OF BENEFICIAL OWNER                                              OF BENEFICIAL OWNERSHIP     OF CLASS
------------------------                                              -----------------------     --------
Richard Nevins.................................................                39,405(3)              *
William L. Estes...............................................                30,000(4)              *
Peter B. McKee.................................................                30,000(4)              *
Clyde A. Reed, Jr..............................................                30,015(5)              *
Dan Russell Hardin.............................................                19,400(6)              *
C. Lee Denham..................................................                 9,400(6)              *
All directors and executive officers as a group (9 persons)....             9,693,889(7)            76.0%

----------------

(1)  See Note 1 under "-- Security Ownership of Certain Beneficial Owners."

(2)  See Note 3 under "-- Security Ownership of Certain Beneficial Owners."

(3) Includes 32,500 shares of common stock subject to presently exercisable options.

(4) Includes 30,000 shares of common stock subject to presently exercisable options.

(5) Includes 18,847 shares of common stock subject to presently exercisable options.

(6) Includes 9,400 shares of common stock subject to presently exercisable options.

(7) Includes 120,747 shares of common stock subject to presently exercisable options.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The compensation committee of the board is responsible for reviewing our compensation arrangements with our senior executive officers. The current members of the compensation committee are Messrs. Johnson, McKee, Estes and Nevins. The principal elements of our 1999 executive compensation program consisted of base salaries, the opportunity for annual cash bonuses based on our financial performance, equity-based compensation in the form of stock options and other customary fringe benefits.

         Philosophy

         The compensation committee believes that all of our executive officers should be compensated on a competitive basis with other distribution and manufacturing companies of comparable size in sales and earnings. The compensation committee's primary objectives with respect to executive compensation are to establish a total compensation program that provides base salaries in a competitive range, bonus opportunities that reward above-average performance with above-average pay, and equity-based incentives designed to enhance our profitable growth and the value of our common stock and to align management and shareholder interests.

         Base Salaries

         For 1999, our executive officers received base salaries in accordance with recommendations of the compensation committee.

         Stock Option Programs

         We intend to attract, retain and motivate our executive officers and other employees through the grant of stock options under our 1995 stock option plan, our 1996 stock option plan and our 1999 stock option plan. During 1999, the compensation committee awarded options to purchase 35,000 and 60,000 shares of our common stock to Messrs. Denham and Hardin, respectively, at an exercise price of $2.313 per share under our 1999 stock option plan.

         CEO Compensation

         Although we have not entered into an employment agreement with Mr. Hegi, our current Chairman, President and CEO, Mr. Hegi may receive indirect financial benefits under the monitoring and oversight and financial advisory agreements discussed above under the caption "Compensation of Directors."

         Tax Considerations

         In formulating its compensation policies, the compensation committee considers the relevant provisions, including section 162(m) of the Internal Revenue Code of 1986, as amended (Code), that limit the deductibility of certain executive compensation and the consequences to us if the compensation paid to our executive officers is not deductible.

                             COMPENSATION COMMITTEE

                            Peter B. McKee, Chairman
                                James A. Johnson
                                William L. Estes
                                 Richard Nevins

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1999, James A. Johnson served as both Executive Vice President and Secretary of the company and as a member of the compensation committee. None of our executive officers served either as a director or on the compensation committee of any other entity whose executive officers served either as a member of our board or of our compensation committee.

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the last three fiscal years to our CEO and other most highly compensated executive officers, based on salary and bonus earned during 1999, whose total compensation exceeded $100,000.

                                                                            LONG TERM
                                                                       COMPENSATION AWARDS
                                                ANNUAL COMPENSATION   ---------------------
                                     FISCAL    --------------------   SECURITIES UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY ($)  BONUS ($)     OPTIONS/SARS (#)     COMPENSATION ($)
---------------------------           ----     ----------  ---------  ---------------------   ----------------
Frederick B. Hegi, Jr...............  1999            --          --           --                   --
   President, Chief Executive         1998            --          --           --                   --
   Officer and Chairman of the        1997            --          --           --                   --
   Board

Jerry Kimmel........................  1999      $153,846          --           --                7,319(1)
   Vice Chairman and                  1998       250,000     238,299           --               34,821(2)
   former Chief Executive Officer     1997       250,000     244,960           --               13,593(3)

Clyde A. Reed, Jr...................  1999       225,000      47,605           --               25,124(4)
   Executive Vice President           1998       224,477      59,842           --               14,470(5)
                                      1997       204,540      81,438           --               12,655(6)

C. Lee Denham.......................  1999       150,020      93,318           --                  480(1)
   President, Sun Belt                1998       145,220     125,572           --                  590(1)
   Wood Components Group              1997       114,095      98,178           --                1,594(7)

Dan Russell Hardin..................  1999       175,000      61,932           --                8,100(1)
   President, Distribution Group      1998       148,923      90,101           --                8,100(1)
                                      1997       114,037      41,299           --                8,100(1)

-------------------

(1)      Represents personal use of a company supplied car.

(2) Consists of $11,501 representing personal use of a company supplied car and $23,320 representing personal use of a company supplied aircraft.

(3) Consists of $12,546 representing personal use of a company supplied car and $1,047 representing the company's contribution to such individual's 401(k) plan account.

(4) Consists of $4,172 representing personal use of a company supplied car and $20,952 representing expense recognized by the company in 1999 relating to future payments to be made under a deferred compensation arrangement.

(5) Consists of $2,470 representing personal use of a company supplied car and $12,000 representing expense recognized by the company in 1998 relating to future payments to be made under a deferred compensation agreement. Mr. Reed resigned as a director of the company on January 25, 1999 and Chief Operating Officer of the company on July 26, 1999.

(6) Consists of $3,851 representing personal use of a company supplied car, $7,757 representing expense recognized by us in 1997 relating to future payments to be made under a deferred compensation agreement and $1,047 representing our contribution to such individual's 401(k) plan account.

(7) Consists of $547 representing personal use of a company supplied car and $1,047 representing our contribution to such individual's 401(k) plan account.

OPTION GRANTS

         The following table presents certain information regarding the options to purchase common stock we granted in 1999 under our 1999 stock option plan to our executive officers.


                                                                                     POTENTIAL REALIZABLE
                                                                                           VALUE AT
                                                INDIVIDUAL GRANTS                       ASSUMED ANNUAL
                                 -------------------------------------------------        RATES OF
                                 NUMBER OF     % OF TOTAL                                STOCK PRICE
                                 SECURITIES     OPTIONS                                APPRECIATION
                                 UNDERLYING    GRANTED TO    EXERCISE                 FOR OPTION TERM
                                  OPTIONS         ALL         PRICE     EXPIRATION   ---------------------
                                  GRANTED       EMPLOYEES   PER SHARE       DATE         5%          10%
                                 ----------    ----------   ---------   ----------   --------      -------
Frederick B. Hegi, Jr........          --          --            --           --           --           --
Jerry E. Kimmel..............          --          --            --           --           --           --
Clyde A. Reed, Jr............          --          --            --           --           --           --
C. Lee Denham................      35,000        3.17%       $2.313     12/10/09      $50,925     $129,010
Dan Russell Hardin...........      60,000        5.43%       $2.313     12/10/09      $87,300     $221,160

Year-End Option Values

         The following table presents the value of stock options outstanding at December 31, 1999 held by each of our executive officers. No stock options were exercised by these executive officers in 1999.


                                       NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS/SARS
                                      OPTIONS/SARS AT FY-END (#)           AT FY-END ($) (1)
                                     ----------------------------     ----------------------------
               NAME                  EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
               ----                  -----------    -------------     -----------    -------------
Frederick B. Hegi, Jr..........           --              --              --              --
Jerry E. Kimmel................           --              --              --              --
Clyde A. Reed, Jr..............       18,847(2)           --              --              --
C. Lee Denham..................        9,400(3)       35,000(4)           --              --
Dan Russell Hardin.............        9,400(3)       60,000(5)           --              --


---------------

(1) The closing price for our common stock as reported through The Nasdaq Stock Market on December 31, 1999, was $2.00. Value is calculated on the basis of the difference between the option exercise price and $2.00 multiplied by the number of shares of common stock underlying the option.

(2) Consists of options to acquire 7,097 shares of common stock at $5.64 per share and options to acquire 11,750 shares of common stock at $11.17 per share.

(3) Consists of options to acquire 9,400 shares of common stock at $11.17 per share.

(4) Consists of options to acquire 35,000 shares of common stock at $2.313 per share.

(5) Consists of options to acquire shares of common stock at $2.313 per share.

EMPLOYMENT AGREEMENTS

         Effective October 1, 1996, Jerry E. Kimmel entered into a five year employment agreement with us which provided for an annual base salary of $250,000. In addition to base salary, Mr. Kimmel, through his employment agreement, was eligible for an annual bonus equal to 2.4% of our income before income taxes for the year provided that income before income taxes was at least $5.0 million. Under the agreement, Mr. Kimmel performed services on our behalf in Fort Worth, Texas as he reasonably determined was necessary to carry out his duties under the agreement. Mr. Kimmel, his spouse and dependents participated at our expense in health programs offered to our employees generally. Upon the termination of this agreement effective July 26, 1999, we entered into a four-year consulting agreement with Mr. Kimmel providing for the payment of $210,000 annually for general consulting services from time to time if and when required by the company. This agreement also requires us to include Mr. Kimmel and his immediate family in all group health and dental benefits offered to our employees generally.

         Under the terms of the retirement agreement we entered into with Mr. Reed effective May 24, 1977, we began paying Mr. Reed a retirement benefit of $55,000 per year for 10 years on April 6, 2000, the effective date of Mr. Reed's retirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We lease three of our warehouse locations from an affiliated partnership (K&E Land & Leasing, a Texas general partnership) of which Mr. Kimmel is a managing partner. We also lease computer equipment from K&E Land & Leasing. These leases (1) expire in November 2003, April 2005, October 2007 and October 2003, respectively, (2) provide for total future (i.e., post March 2000) base rent payments of approximately $ 470,000, $ 462,000, $ 1.7 million and $ .8 million, respectively, and (3) require payments to be made in equal monthly amounts. As of March 31, 2000, Mr. Kimmel's indirect interest in such leases was 38.0% and Gregory G. Kimmel's (Mr. Kimmel's son and former director of the company) aggregate beneficial interest in such leases was 4.0%. Mr. Kimmel's immediate family members (including Gregory G. Kimmel's beneficial interest) owned indirect interests in such leases of 12.0%. Aggregate expenditures by the company under such leases during 1999 were approximately $ 672,000, of which approximately $ 255,000 was indirectly attributable to Jerry Kimmel's interests in such partnership (excluding immediate family members' interests) and of which approximately $ 27,000 was indirectly attributable to Gregory G. Kimmel's beneficial interest. We anticipate that our aggregate expenditures under such leases for the remainder of their terms will be approximately $ 3.5 million, of which approximately $ 1.3 million will be indirectly payable (less partnership expenses) to Jerry Kimmel (excluding immediate family members' interests) and of which approximately $140,000 will be indirectly payable (less partnership expenses) to Gregory G. Kimmel. We believe that the amounts we have paid under such leases have not been less favorable to us than had the leases been negotiated on an arms-length basis. Two of the leased warehouses were financed through economic development and industrial revenue bonds; one series of which was issued by Newton, Kansas in the original principal amount of $575,000, and with respect to which we are the sub-lessee of the premises and a co-guarantor, and one series of which was issued by Elkhart, Indiana in the original principal amount of $400,000, and with respect to which we are the lessee of the premises and have agreed to perform the obligation of the lessor contained in the mortgage.

         Gregory G. Kimmel and James Kimmel, Jerry Kimmel's brother, earned, in the aggregate, approximately $166,731 in compensation in 1999.

         We engaged Mr. Nevins to provide financial advisory services from August 1998 through January 1999. In consideration of these services, we compensated Mr. Nevins $5,000 for each month during this period and granted him 3,905 shares of our common stock.

         On July 26, 1999, the KPI Trust acquired:

          o 2,700,000 newly-issued shares of common stock for a purchase price of $5.00 per share;

          o three warrants to purchase 675,000 shares, 772,727 shares, and 295,455 shares, respectively, of nonvoting common stock;

          o a Tranche A Senior Subordinated Exchangeable Note in the principal amount of $17 million; and

          o a Tranche B Senior Subordinated Exchangeable Note in the principal amount of $6.5 million.

         The aggregate purchase price for the shares, the warrants, and the notes was $37 million.

         The warrants are exercisable for 675,000 shares, 772,727 shares, and 295,455 shares of nonvoting common stock, respectively, subject to customary adjustment to protect against dilution. Each warrant has a term of five years and has an initial exercise price of $5.50 per share (subject to adjustment as provided therein).

         The Tranche A note is exchangeable at any time at the holder's option for (1) 3,090,909 shares of voting preferred stock, or (2) directly into 3,090,909 shares of common stock, in each case at an initial exchange ratio of

$5.50 per share, subject to customary adjustment to protect against dilution. The Tranche B note is exchangeable at any time at the holder's option for (1) 1,181,818 shares of nonvoting preferred stock, or (2) directly into 1,181,818 shares of nonvoting common stock, in each case at an initial exchange ratio of $5.50 per share, subject to customary adjustment to protect against dilution. When issued, the voting preferred stock will be convertible on a share-for-share basis into common stock and the nonvoting preferred stock will be convertible on a share-for-share basis into nonvoting common stock.

         Interest on the notes may be paid in cash or, at our option, continue to accrue unpaid, in which case a noteholder may elect to have all accrued interest paid in the equivalent value of shares of nonvoting preferred stock. Dividends on the nonvoting preferred stock and the voting preferred stock may, at our option, be paid in cash or in additional shares of nonvoting preferred stock. We can redeem the notes and any preferred stock issued in exchange for notes beginning on July 26, 2002 (i.e., the third anniversary of the closing of the transaction).

         On November 22, 1999, our shareholders approved an amendment to our charter to provide for the creation of the nonvoting common stock, the voting preferred stock and the nonvoting preferred stock. The charter amendment was subsequently filed with the Secretary of State of the State of Delaware on December 3, 1999.

         Frederick B. Hegi, Jr., President, Chief Executive Officer and Chairman of the Board, is also the sole manager of the KPI Trust. Each of Mr. Hegi and James A. Johnson, a director and our Executive Vice President, is (1) a principal of Wingate Management Limited, L.L.C., which serves as the general partner of Wingate Management Company II, L.P., which in turn serves as the general partner of Wingate Partners II, L.P., and (2) a general partner of Wingate Affiliates II, L.P. Each of Wingate and Wingate Affiliates II, L.P. have ownership interests in the KPI Trust. Consequently, each of Mr. Hegi and Mr. Johnson has an indirect beneficial interest in the KPI Trust.

         The charter amendment was approved by our board prior to Mr. Hegi and Mr. Johnson becoming directors.

STOCK PERFORMANCE CHART

         The following chart compares the percentage change in the cumulative total shareholder return on our common stock from November 1, 1996, the date of our initial public offering, through December 31, 1999, with the cumulative total return on the S&P Small Cap 600 and the Nasdaq Stock Market. The comparison assumes $100 was invested immediately prior to such period in common stock and in each of the foregoing indices and assumes reinvestment of dividends. Dates on the following chart represent the last day of the indicated fiscal year. We paid no dividends during such period, except that immediately prior to the consummation of our initial public offering, we declared and made distributions to our shareholders of record on such declaration date.

                              [PERFORMANCE GRAPH]

                            11/1/96   12/31/96   12/31/97    12/31/98  12/31/99
                            -------   --------   --------    --------  --------
Kevco, Inc.                  $100       $117       $138        $ 60      $ 15
S&P SmallCap 600             $100       $105       $132        $130      $145
The Nasdaq Stock Market      $100       $106       $130        $183      $340

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities, to file ownership reports with the SEC. Such persons are required by SEC regulation to furnish us with copies of these reports.

         Based solely on our review of the copies of such reports received by us with respect to fiscal 1999, or written representations from these reporting persons, we believe that Messrs. Estes, McKee and Hardin did not file their respective Initial Statements of Beneficial Ownership of Securities on a timely basis, as required by Section 16(a) of the Exchange Act of 1934, as amended.

                      RATIFICATION OF INDEPENDENT AUDITORS

         Based upon the recommendation of our audit committee, we urge you to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2000. Ernst & Young LLP has served as our independent auditors since August 3, 1999, the date we dismissed
PricewaterhouseCoopers LLP.

          o There have been no adverse opinions, disclaimers of opinion, or qualifications or modifications as to uncertainty, audit scope, or accounting principles regarding the reports of PricewaterhouseCoopers LLP on our financial statements for each of the fiscal years ended December 31, 1999 and 1998.

          o The audit committee approved the change of accountants and that action was ratified by the board.

          o During the fiscal years ended December 31, 1999 and 1998, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in connection with its report.

         The board expects representatives of Ernst & Young LLP to be present at the meeting, to be available to respond to appropriate questions of shareholders and to have an opportunity to make a statement if they desire.

                              SHAREHOLDER PROPOSALS

         We must receive shareholder proposals to be included in the proxy statement relating to the 2001 annual meeting of shareholders within a reasonable time before we begin to print and mail proxy materials. All such proposals should be mailed to our principal executive offices, 1300 South University Drive, Suite 200, Fort Worth, Texas 76107-5734, Attention: Joseph P. Tomczak, Executive Vice President and Chief Financial Officer. Shareholders who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with the applicable procedures set forth in our bylaws. We will furnish copies of such bylaw provisions upon written request to our Secretary at the above address. In the case of other shareholder proposals not included in our proxy materials, we may generally exercise discretionary voting authority, conferred by proxies, at our 2001 annual meeting with respect to any such proposal that is not timely submitted.

                             ADDITIONAL INFORMATION

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES ARE AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. Written requests should be directed to Kevco, Inc., 1300 South University Drive, Suite 200, Fort Worth, Texas 76107-5734, Attention: Joseph P. Tomczak, Executive Vice President and Chief Financial Officer. Alternatively, you may request such materials by contacting Mr. Tomczak directly at (817) 885-0048.


                                                 /s/ JOSEPH P. TOMCZAK
                                                 JOSEPH P. TOMCZAK
                                                 Executive Vice President and
                                                 Chief Financial Officer

     May 22, 2000

                                   PROXY CARD

                        PLEASE SIGN, DATE AND RETURN YOUR
                         PROXY CARD AS SOON AS POSSIBLE

                         ANNUAL MEETING OF SHAREHOLDERS
                                   KEVCO, INC.


                                 June 16, 2000

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

   [X]   PLEASE MARK YOUR VOTES
         AS IN THIS EXAMPLE

                                    NOMINEE                   FOR     WITHHELD
                                    -------
         ELECTION OF DIRECTORS   Frederick B. Hegi, Jr.       [ ]       [ ]
                                 Jerry E. Kimmel              [ ]       [ ]

                                      I PLAN TO ATTEND MEETING          [ ]

The undersigned acknowledges receipt of (a) notice of annual meeting of shareholders, and (b) the accompanying proxy statement.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD AND WILL BE VOTED IN ACCORDANCE WITH THE ABOVE SPECIFICATIONS. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

SIGNATURE                  DATE              , 2000
         ----------------      -------------
SIGNATURE                  DATE              , 2000  (Signature if held jointly)
         ----------------      -------------

PROXY INSTRUCTIONS:

1. Please sign exactly as the name or names appear on your stock certificate (as indicated hereon).

2. If the shares are issued in the name of two or more persons, all of them must sign the proxy.

3. A proxy executed by a corporation must be signed in its name by an authorized officer. Executors, administrators, trustees and partners should indicate their capacity when signing.